Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in CompX International Inc.'s Registration Statement on Form S-8 pertaining to the CompX International Inc. 1997 Incentive Compensation Plan of our report dated January 23, 1998 (except for Note 12 as to which the date is March 5, 1998) with respect to the consolidated financial statements and financial statements schedules of CompX International Inc. and Subsidiary included in its Registration Statement on Form S-1 (File No. 333-42643).




                                                        COOPERS & LYBRAND L.L.P.



Dallas, Texas
March 5, 1998